EX-99.i.1

2005 Market Street Suite 2600 Philadelphia, PA 19103 T: 215.564.8000

July 13, 2026

Board of Trustees

Nomura ETF Trust II

100 Independence

610 Market Street

Philadelphia, PA 19106

Re:	Post-Effective Amendment No. 73 to Registration Statement on Form N-1A
File Nos.	033-11235 and 811-04973

Ladies and Gentlemen:

We have acted as counsel to Nomura ETF Trust II, a Delaware statutory trust (the “Trust”), in connection with the issuance and sale by the Trust of its shares of beneficial interest, no par value (the “Shares”), of each of the following series of the Trust: Nomura Strategic Income ETF and Nomura Small and Mid Cap ETF (each a “Fund” and collectively, the “Funds”).

This opinion is furnished in accordance with the requirements of Item 28(i) of Form N-1A under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities Act of 1933, as amended (the “Securities Act”).

We have reviewed the Trust’s Amended and Restated Agreement and Declaration of Trust, Amended and Restated By-laws and certain resolutions adopted by the Trust’s Board of Trustees (“Resolutions”) relating to the creation, authorization, issuance and sale of the Shares, as well as originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed necessary or advisable for purposes of this opinion. We have also examined the Registration Statement on Form N-1A filed by the Trust, on behalf of the Funds (the “Registration Statement”) under the Investment Company Act and the Securities Act, all as amended to date, as well as other items we deem material to this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others.

Stradley Ronon Stevens & Young, LLP | stradley.com

Chicago | Los Angeles | New York | Philadelphia | Washington, D.C.

July 13, 2026

This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the shares of the Trust and does not extend to the securities or “blue sky” laws of the State of Delaware or other States.

We have assumed the following for purposes of this opinion:

a) The Trust will remain a valid and existing statutory trust under the laws of the State of Delaware.

b) The provisions of the Amended and Restated Agreement and Declaration of Trust and the Amended and Restated By-laws relating to the issuance of the Shares will not be modified or eliminated.

c) The Resolutions will not be modified or withdrawn and will be in full force and effect on the date of each issuance of the Shares of each Fund.

d) The Shares of each Fund will be issued in accordance with the Amended and Restated Agreement and Declaration of Trust, the Amended and Restated By-laws and the Resolutions.

e) The registration of an indefinite number of shares of each Fund, as previously authorized, will remain effective.

f) The Shares of each Fund will be issued against payment therefor as described in the applicable Prospectus and Statement of Additional Information relating thereto included in the Registration Statement.

Based on and subject to the foregoing, we are of the opinion that the Shares of each Fund have been duly authorized and, when sold, issued and paid for as described in its then current Prospectus and Statement of Additional Information for the Fund, will be validly issued, fully paid and nonassessable.

We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware applicable to trusts formed under the Delaware Statutory Trust Act, as amended, excluding securities or “blue sky” laws of the State of Delaware. We express no opinion concerning the initial Registration Statement or any post-effective amendment(s) to the Registration Statement filed prior to the Amendment.

We consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm in the Funds’ Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

/s/ Stradley Ronon Stevens & Young, LLP